UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 7, 2022

Aris Water Solutions, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-40955	87-1022110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9811 Katy Freeway, Suite 700

Houston, Texas 77024

(Address of Principle Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (281) 501-3070

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A Common Stock, $0.01 par value per share	ARIS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 7, 2022, Aris Water Solutions, Inc. (the “Company”) announced the appointment of Stephan E. Tompsett as Chief Financial Officer of the Company effective immediately. Mr. Tompsett succeeds Brenda R. Schroer, who concluded her role as Chief Financial Officer of the Company concurrent with the appointment of Mr. Tompsett.

Mr. Tompsett, age 46, joins the Company from Limetree Bay Energy, where he served as Chief Financial Officer from May 2021 until May 2022. Prior to this, Mr. Tompsett served as the Chief Financial Officer and Treasurer of EagleClaw Midstream Ventures, LLC from March 2019 to April 2021. Mr. Tompsett served as Vice President and Treasurer of Andeavor (formerly Tesoro Corporation) from September 2016 to October 2018. He began his career at JPMorgan as an investment banker. Mr. Tompsett holds a Master of Business Administration degree from the Red McCombs School of Business at the University of Texas at Austin, and a Bachelor of Science degree in Biology and Mathematics from the University of Texas at Austin.

In connection with the appointment of Mr. Tompsett as Chief Financial Officer, the Company executed an employment letter setting forth the terms of his employment (the “Employment Letter”). The Employment Letter provides for an initial annual base salary of $425,000 and an annual bonus with an annual target amount equal to 80% of his annual base salary. Pursuant to the Employment Letter, Mr. Tompsett will be eligible to receive annual equity compensation awards under the Company’s 2021 Equity Incentive Plan with an annual target of 200% of his base salary. Mr. Tompsett will also be eligible to participate in all Company health insurance benefits, retirement plans and other programs that are available to similarly situated Company employees.

In connection with Mr. Tompsett’s appointment, the Company will grant him an award of restricted stock units covering a number of shares of the Company’s Class A common stock, par value $0.01 per share (the “Class A common stock”), with a value equal to $425,000 (the “Initial RSU Award”). The Initial RSU Award will be granted pursuant to the Company’s 2021 Equity Incentive Plan and will be subject to the terms and conditions of a restricted stock unit award agreement. The Initial RSU Award will vest in equal annual installments over a three-year period, subject to Mr. Tompsett’s continued employment with the Company through each such vesting date.

There are no family relationships between Mr. Tompsett and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer and there are no arrangements or understandings between Mr. Tompsett and any other person pursuant to which he was appointed as Chief Financial Officer of the Company. Additionally, there have been no transactions involving Mr. Tompsett that would require disclosure under Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

On September 7, 2022, the Company issued a press release announcing the appointment of Mr. Tompsett as the Company’s Chief Financial Officer, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1 to this Current Report on Form 8-K, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press release of Aris Water Solutions, Inc., dated September 7, 2022.
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 7, 2022

ARIS WATER SOLUTIONS, INC.

By:	/s/ Adrian Milton
Name:	Adrian Milton
Title:	General Counsel, Chief Administrative Officer and Corporate Secretary